As filed with the Securities and Exchange Commission on May 17, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CALIBERCOS INC.

(Exact name of Registrant as specified in its charter)

Delaware	6282	47-2426901
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8901 E. Mountain View Rd. Ste 150, Scottsdale AZ 85258
(480) 295-7600
(Address including zip code, telephone number, including area code, of Registrant’s Principal Executive Offices)

John C. Loeffler, II

Chairman and Chief Executive Officer

8901 E. Mountain View Rd. Ste. 150, Scottsdale AZ 85258

(480) 295-7600

(Name, address including zip code, telephone number, including area code, of agent for service)

Copies To:

Thomas J. Poletti. Esq. Veronica Lah, Esq. Manatt, Phelps & Phillips LLP 695 Town Center Drive, 14th Floor Costa Mesa, CA 92626 (714) 371-2500	Louis A. Bevilacqua, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 (202) 869-0888

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-267657

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company	Emerging growth company
☐	☐	☒	☒	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, for the purpose of registering an additional $920,000 of shares of Class A common stock, $0.001 par value (“Common Stock”), of CaliberCos Inc. (the “Company”). This Registration Statement relates to the offering of shares of the Company’s Common Stock contemplated by its Registration Statement on Form S-1 (File No. 333-267657), which was initially filed with the Securities and Exchange Commission on September 29, 2022, and which, as amended, was declared effective on May 15, 2023 (the “Prior Registration Statement”). This Registration Statement is filed for the sole purpose of increasing the maximum aggregate offering price of securities being offered. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-267657) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Manatt, Phelps & Phillips, LLP
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2	Consent of Manatt, Phelps & Phillips (contained in Exhibit 5.1)
24	Power of Attorney (Incorporated by reference to Exhibit 24.1 to the Registrant’s Prior Registration Statement on Form S-1 (File No. 333-267657), filed with the SEC on October 28, 2022)
107	SEC Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Scottsdale, Arizona, on May 17, 2023.

CALIBERCOS INC.

By:	/s/ John C. Loeffler, II
Name:	John C. Loeffler
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

As required under the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John C. Loeffler, II	Chairman and Chief Executive Officer (Principal Executive Officer)	May 17, 2023
John C. Loeffler, II

*	Chief Financial Officer (Principal Accounting Officer)	May 17, 2023
Jade Leung

*	President, Chief Operating Officer and Vice-Chairperson	May 17, 2023
Jennifer Schrader

* By:	/s/ John C. Loeffler, II
John C. Loeffler II, Attorney-in-fact